Exhibit 21
Subsidiaries of The Pepsi Bottling Group, Inc.

As of December 26, 2009

Name of Subsidiary	Jurisdiction
Bermuda Holdings, LLC	Delaware
Bottling Group Holdings, Inc.	Delaware
Bottling Group, LLC	Delaware
Bottling Group Financing, LLC	Delaware
C & I Leasing, Inc.	Maryland
Gemex Holdings LLC	Delaware
Gray Bern Holdings, Inc.	Delaware
Grayhawk Leasing, LLC	Delaware
Hillwood Bottling, LLC	Delaware
International Bottlers Management Co. LLC	Delaware
Luxembourg SCS Holdings, LLC	Delaware
New Bern Transport Corporation	Delaware
PBG Canada Holdings, Inc.	Delaware
PBG Canada Holdings II, Inc.	Delaware
PBG Horizon, LLC	Delaware
PBG International Holdings Partnership	Bermuda
PBG International Holdings Luxembourg Jayhawk, SCS	Luxembourg
PBG Midwest Holding Sarl	Luxembourg
PBG Michigan, LLC	Delaware
PBG Mohegan Holdings Limited	Gibraltar
PBG Soda Can Holdings Sarl	Luxembourg
Pepsi Bottling Group Global Finance LLC	Delaware
Pepsi Northwest Beverages LLC	Delaware
Primrose, LLC	Delaware
Woodlands Insurance Company, Inc.	Vermont
The Pepsi Bottling Group (Canada), Co.	Canada
PBG Investment Partnership	Canada
PBG Investment (Luxembourg) Sarl	Luxembourg
Pepsi Bottling Group GmbH	Germany
Tanglewood Finance, Sarl	Luxembourg
PRB Luxembourg Sarl	Luxembourg
PRB Luxembourg International Sarl	Luxembourg
KAS Anorthosis S.C.A.	Luxembourg
PepsiCo IVI S.A.	Greece

Name of Subsidiary	Jurisdiction
PBG Beverages Ireland Limited	Ireland
PBG Beverages International Limited	Ireland
PR Beverages Limited	Ireland
PR Beverages Bermuda Holding Ltd	Bermuda
PR Beverages Cyprus Holding Limited	Cyprus
PR Beverages Cyprus (Russia) Holding Limited	Cyprus
PBG Cyprus Holdings Limited	Cyprus
PR Beverages (Gibraltar) Limited	Gibraltar
Serenitatis Limited	Gibraltar
Pepsi-Cola Bottling Finance B.V.	The Netherlands
Pepsi-Cola Bottling Global B.V.	The Netherlands
Pepsi Bottling Group Cardinals U.A.	The Netherlands
Pepsi Bottling Group Hoosiers B.V.	The Netherlands
PepsiCo Middle East Investments	The Netherlands
Duingras Holdings, B.V.	The Netherlands
PepsiCo Holdings OOO (Russia)	Russia
Sobol Aqua ZAO	Russia
Lebedyansky Holding Company	Russia
Abechuko Inversiones, S.L.	Spain
Alikate Inversiones, S.L.	Spain
Bottling Group Espana, S.L.	Spain
Bottling Group Servicios Centrales SL	Spain
Catalana de Bebidas Carbonicas, S.L.	Spain
Canguro Rojo Inversiones, S.L.	Spain
Centro-Mediterreanea de Bebidas Carbonicas PepsiCo S.L.	Spain
Centro-Levantina de Bebidas Carbonicas PepsiCo S.L.	Spain
Compania de Bebidas PepsiCo, S.L.	Spain
KAS, S.L.	Spain
Mountain Dew Inversiones, S.L.	Spain
Onbiso Inversiones, S.L.	Spain
Enfolg Inversiones, S.L.	Spain
Gatika Inversiones, S.L.	Spain
Greip Inversiones, S.L.	Spain
PBG Holding de Espana ETVE, S.L.	Spain
Jatabe Inversiones, S.L.	Spain
Jugodesalud Inversiones, S.L.	Spain
Lorencito Inversiones, S.L.	Spain
Manurga Inversiones, S.L.	Spain
Miglioni Inversiones, S.L.	Spain
Nadamas Inversiones, S.L.	Spain
PBG Financiera y Promocion de Empresas, S.L.	Spain
PBG Commercial SECOR, S.L.	Spain
PepsiCo Ventas Andalucia, S.L.	Spain
Stepplan Inversiones, S.L.	Spain
Beimiguel Inversiones, S.L.	Spain
Aquafina Inversiones, S.L.	Spain
Wesellsoda Inversiones, S.L.	Spain
Rasines Inversiones, S.L.	Spain
Rebujito Inversiones, S.L.	Spain
Ronkas Inversiones, S.L.	Spain

Name of Subsidiary	Jurisdiction
Pet-Iberia, S.L.	Spain
Fruko Mesrubat Sanayi, Ltd. Sti.	Turkey
Pepsi-Cola Servis ve Dagitim Ltd. Sti.	Turkey
Bebidas Purificadas S.R.L.	Mexico
Embotelladores Del Valle de Anahuac, S.R.L. de C.V	Mexico
Embotelladora de Refrescos Mexicanos S.R.L. de C.V	Mexico
Embotelladora Moderna, S.R.L de C.V	Mexico
Embotelladora La Isleta, S.R.L. de C.V	Mexico
Embotelladores Del Bajio, S.R.L. de C.V	Mexico
Finvemex, S.R.L. de C.V	Mexico
Nueva Santa Cecilia, S.R.L. de C.V	Mexico
Servicios Administrativos Suma, S.R.L. de C.V	Mexico
Bienes Raices Metropolitanos, S.R.L. de C.V	Mexico
Fomentadora Urbana Metropolitana, S.R.L. de C.V	Mexico
Industria de Refrescos, S.R.L. de C.V	Mexico
Bebidas Purificadas Del Sureste S.R.L. de C.V	Mexico
Procesos Plasticos S.R.L. de C.V	Mexico
Inmobiliaria La Bufa, S.R.L. de C.V	Mexico
Central de La Industria Escorpion S.R.L. de C.V	Mexico
Fomentadora Urbana del Sureste, S.R.L. de C.V	Mexico
Embotelladora Metropolitana, S.R.L. de C.V	Mexico
Embotelladora Potosi, S.R.L. de C.V	Mexico
Electropura, S.R.L. de C.V	Mexico
Inmobiliaria Operativa S.R.L. de C.V	Mexico
Embotelladora Garci-Crespo, S.R.L. de C.V	Mexico
Comercializadora Vitalite, S.R.L. de C.V	Mexico
Distribuidora Garci-Crespo, S.R.L. de C.V	Mexico
Bebidas Purificadas Del Noreste, S.R.L. de C.V	Mexico
Tenedora Del Noreste, S.R.L. de C.V	Mexico
Grupo Embotellador Noreste, S.R.L. de C.V	Mexico
Industria de Refrescos Del Noreste, S.R.L. de C.V	Mexico
The Pepsi Bottling Group Mexico S.R.L. de C.V	Mexico